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                                   EXHIBIT 1.2




































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                                       --




                                2,000,000 SHARES

                         CHANCELLOR BROADCASTING COMPANY

                         7% CONVERTIBLE PREFERRED STOCK


                               PURCHASE AGREEMENT
                               ------------------

                                                           January 17, 1997


     Smith Barney Inc.
     Alex. Brown & Sons Incorporated
     BT Securities Corporation
     Credit Suisse First Boston Corporation
     Goldman, Sachs & Co.
     c/o Smith Barney Inc.
     388 Greenwich Street
     New York, New York  10013



     Ladies and Gentlemen:

               Chancellor Broadcasting Company (the "Company"), a Delaware
                                                     -------
     corporation, hereby confirms its agreement with you (the "Initial
                                                               -------
     Purchasers"), as set forth below.
     ----------
               1.   The Securities.  Subject to the terms and conditions
                    --------------
     herein contained, the Company proposes to issue and sell to the Initial Purchasers 2,000,000 shares (the "Firm Shares") of its
                                               -----------
     Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"). The Company also proposes to sell to
      ---------------------------
     the Initial Purchasers, upon the terms and conditions set forth in
     Section 3 hereof, up to an additional 300,000 shares (the "Additional
                                                                ----------
     Shares") of Convertible Preferred Stock.  The Firm Shares and the
     ------
     Additional Shares are hereinafter collectively referred to as the
     "Shares."
      ------

               The Shares are to be convertible at the option of the holder at any time after March 25, 1997, unless previously redeemed, into Class A Common Stock, par value $.01 per share












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                                       --

     (the "Common Stock"), of the Company at a conversion price of $32.90
           ------------
     per share of Common Stock, subject to adjustment in certain events as described in the Certificate of Designation governing the Shares (the "Certificate of Designation"). The Shares and the shares of Common
      --------------------------
     Stock into which they are convertible are referred to herein collectively as the "Securities."
                          ----------
               The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.
                      ---
               In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated January 3, 1997 (the "Preliminary Memorandum") and a final offering memorandum dated
           ----------------------
     January 17, 1997 (the "Final Memorandum"; the Preliminary Memorandum
                            ----------------
     and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of
      ----------
     the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

               The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to
               ---------       -----------------------------
     which the Company has agreed, among other things, to file a shelf registration statement (the "Shelf Registration Statement") with the
                                  ----------------------------
     Securities and Exchange Commission (the "Commission") registering the
                                              ----------
     Shares and, if such Shares are subsequently converted into Common Stock, the Common Stock under the Act.

               Concurrently with the sale of the Securities, Chancellor Radio Broadcasting Company, a wholly owned subsidiary of the Company ("Chancellor Radio Broadcasting"), (i) is offering $200 million
       -----------------------------
     liquidation preference of its 12% Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") and (ii) is entering into an amended
      ----------------------------
     and restated Credit Agreement (the "New Credit Agreement"), to be
                                         --------------------
     dated on or about the Closing Date, among Chancellor Radio Broadcasting, Bankers Trust Company, as administrative agent and a lender thereunder, and the other institutions party thereto, which will provide for loans to Chancellor Radio Broadcasting of up to $345,000,000. In













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                                       --

     addition, Chancellor Radio Broadcasting has entered into an agreement to acquire eight radio stations from OmniAmerica Group (the "Omni
                                                                  ----
     Acquisition") pursuant to a purchase agreement between Chancellor
     -----------
     Radio Broadcasting and OmniAmerica Group dated May 15, 1996 (the "Omni Agreement") and has entered into an agreement to acquire twelve
      --------------
     radio stations from Colfax Communications, Inc. (the "Colfax
                                                           ------
     Acquisition") pursuant to a purchase agreement between Chancellor
     -----------
     Radio Broadcasting and Colfax Communications, Inc. dated August 24, 1996 (the "Colfax Agreement"). In connection with the Omni
                ----------------
     Acquisition, Chancellor Radio Broadcasting (i) on June 24, 1996, entered into an agreement (the "American Radio Agreement") with
                                     ------------------------
     American Radio Systems Corporation ("American Radio") for, among other
                                          ---------------
     things, the exchange of a radio station being acquired pursuant to the Omni Acquisition for a radio station currently owned by American Radio (the "American Radio Transaction") and (ii) on July 1, 1996 entered
           --------------------------
     into an agreement (the "SFX Agreement") with SFX for, among other
                             -------------
     things, the exchange of a radio station being acquired pursuant to the Omni Acquisition for four radio stations currently owned by SFX (the "SFX Transaction"). In connection with the Colfax Acquisition,
      ---------------
     Chancellor Radio Broadcasting entered into a letter of intent dated December 19, 1996 (the "Milwaukee Letter of Intent") for the sale of
                             --------------------------
     the Milwaukee stations being acquired pursuant to the Colfax Acquisition. The Colfax Acquisition will be consummated on the Closing Date. "Chancellor Radio Broadcasting," as defined, shall
                     -----------------------------
     include radio stations being acquired pursuant to the Colfax Agreement. The transactions contemplated by this Agreement and the New Credit Agreement, and the consummation of the Colfax Acquisition are herein collectively referred to as the "Transactions." The Omni
                                                 ------------
     Agreement, the American Radio Agreement, the SFX Agreement and the Milwaukee Letter of Intent are referred to herein collectively as the "Pending Agreements."
      ------------------
               2.   Representations and Warranties of the Company.  The
                    ---------------------------------------------
     Company represents and warrants to and agrees with the Initial Purchasers that:

               (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to







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                                       --

     statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

               (b) Each of the Company and the subsidiaries of the Company set forth on Schedule B hereto (collectively, the "Subsidiaries") has
                                                        ------------
     been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own or lease its properties and conduct its businesses, as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or on the validity or enforceability of the Securities; immediately after the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum (on the bases as are set forth in the Final Memorandum); the outstanding shares of capital stock of each of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are and will be fully paid and nonassessable and were not and will not be issued in violation of any preemptive or similar rights; and except as otherwise set forth in the Final Memorandum, all of the outstanding shares of capital stock (i) of Chancellor Radio Broadcasting, excluding Chancellor Radio Broadcasting's existing shares of 12 1/4% Series A Cumulative Exchangeable Preferred Stock and the Exchangeable Preferred Stock, are, and as of the Closing Date will be, owned by the Company and (ii) of each of the Other Subsidiaries are, and as of the Closing Date will be, owned directly or indirectly by the Company. Except for the stock of each of the Subsidiaries owned directly or indirectly by the Company, and partnership interests in partnerships owning certain of the Company's transmitter facilities, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. No holders of securities of the Company are entitled to have such securities registered under the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.






















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                                       --

               (c) The Certificate of Designation has been duly authorized by the Company. Prior to the Closing Date, the Shares shall have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; as of the Closing Date, the capital stock of the Company shall conform, in all material respects, to the description thereof in the Final Memorandum. The Certificate of Incorporation of the Company, by virtue of the Certificate of Designation, sets forth the rights, preferences and priorities of the Shares. The certificates for the Shares that are being sold by the Company are in due and proper form and the holders of such Shares will not be subject to personal liability by reason of being such holders.

               (d) The Shares, when issued and delivered, will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Certificate of Designation; the Common Stock issuable upon such conversion has been duly authorized and validly reserved for issuance upon such conversion by all necessary corporate action and such Common Stock, when issued and delivered upon such conversion, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

               (e) The Company has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement; the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by you), will constitute a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and
     (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (f) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subsequent to the filing of the Certificate of Designation, to issue and deliver the Securities and to consummate the transactions
























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                                       --

     contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. No consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance of this Agreement by the
           ---
     Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

               (g)  Neither the Company nor any of the Subsidiaries is
     (i) in violation of its certificate of incorporation or by-laws,
     (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries, which violation would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or on the validity or enforceability of the Securities, as the case may be, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries is subject, which default would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or on the validity or enforceability of the Securities, as the case may be.

               (h) Neither the issuance and sale of the Securities nor the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will conflict with or constitute or result in a breach or violation of any of (i) the terms or provisions of, or constitute a default by the Company under any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which the Company is a party or to which the Company or its respective properties is subject, which conflict, breach, violation or default would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company or on the validity or enforceability of the Securities, as the case may be, (ii) the certificate of incorporation or by-laws of the Company, as the same will be in effect on the Closing Date, or
     (iii) (assuming




















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                                       --

     compliance with all applicable state securities and "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of its respective properties, which conflict, breach, violation or default would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company or on the validity or enforceability of the Securities, as the case may be.

               (i) The audited consolidated financial statements and schedules of the Company included in the Final Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited financial statements and the related notes included in the Final Memorandum present fairly, in all material respects (on the basis stated therein), the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Coopers & Lybrand L.L.P., which has examined certain of such consolidated financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (j) The audited financial statements and schedules of "Old Chancellor Communications" (as defined in the Final Memorandum) included in the Final Memorandum present fairly, in all material respects, the financial position, results of operations and cash flows of Old Chancellor Communications at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Coopers & Lybrand L.L.P., which has examined certain of such financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (k)  The audited consolidated financial statements and























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                                       --

     schedules of "Trefoil Communications, Inc." (as defined in the Final Memorandum) included in the Final Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Trefoil Communications, Inc. at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Price Waterhouse LLP, which has examined certain of such consolidated financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (l) The audited financial statements and schedules of "KDWB-FM" (as defined in the Final Memorandum) included in the Final Memorandum present fairly, in all material respects, the financial position, results of operations and cash flows of KDWB-FM at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited financial statements and the related notes included in the Final Memorandum present fairly, in all material respects (on the basis stated therein), the financial position, results of operations and cash flows of KDWB-FM at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Coopers & Lybrand L.L.P., which has examined certain of such financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (m) The audited combined financial statements and schedules of Colfax included in the Final Memorandum present fairly, in all material respects, the financial position, results of operations and cash flows of Colfax at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited combined financial statements and the related notes included in the Final Memorandum present fairly, in all material respects (on the basis stated therein), the financial position, results of operations and cash flows of Colfax at the dates and for the periods to which they relate, subject to year-end audit























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                                       --

     adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Arthur Andersen LLP, which has examined certain of such financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (n) The audited combined financial statements and schedules of the "Sundance Stations" (as defined in the Final Memorandum) included in the Final Memorandum present fairly, in all material respects, the financial position, results of operations and cash flows of the Sundance Stations at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited combined financial statements and the related notes included in the Final Memorandum present fairly, in all material respects (on the basis stated therein), the financial position, results of operations and cash flows of the Sundance Stations at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Coopers & Lybrand L.L.P., which has examined certain of such financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (o) The audited combined financial statements and schedules of the Omni Corporations included in the Final Memorandum present fairly, in all material respects, the financial position, results of operations and cash flows of Omni at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Coopers & Lybrand L.L.P., which has examined certain of such financial statements and schedules as set forth in its reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

               (p) The pro forma condensed financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (A) present fairly in all material respects the information shown therein; (B) have






















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                                       --

     been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Act; (C) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and (D) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma condensed consolidated financial information included in the Final Memorandum are reasonable and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein.

               (q) Except as described in the Final Memorandum, there is neither pending nor, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation involving the Company or any of the Subsidiaries or to which any of their respective properties is subject, before or brought by any court or governmental agency or body (including, without limitation, the FCC) that would be reasonably likely to have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (r) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses operated by it, and on the Closing Date will possess such licenses, rights and know-how necessary to conduct the businesses proposed to be operated by it, as described in the Final Memorandum, and none of the Company or any Subsidiary has received any notice of infringement of, or conflict with (or knows of any such infringement of or conflict with), asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (s) Each of the Company and the Subsidiaries has obtained, or has applied for, all licenses, permits, franchises and other governmental authorizations necessary to conduct its businesses as described in the Final Memorandum, the lack of which would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (t)  Subsequent to the respective dates as of which






















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                                       --

     information is given in the Final Memorandum and except as described therein or contemplated thereby, (i) none of the Company or any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business; and (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

               (u) There are no legal or governmental proceedings that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any contracts or other documents that would be required to be described in a prospectus pursuant to the Act that have not been described in the Final Memorandum. Except as described in the Final Memorandum, neither the Company nor any Subsidiary is in default under any material contract, has received a notice or claim of any such default or has knowledge of any breach of any such contract by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or on the validity or enforceability of the Securities, as the case may be.

               (v) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns, except where the failure to so file such returns would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, and each of the Company and the Subsidiaries has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (w) Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the issuance and sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date.

               (x)  Each of the Company and the Subsidiaries has good





















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                                       --

     and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to all leasehold estates in the real and personal property described in the Final Memorandum as being leased by it (except for those leases of real property in which the Company or any Subsidiary has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (y)  The Company is in compliance with all provisions of
     Section 517.075 of Florida Statutes, as amended, relating to issuers doing business with Cuba.

               (z) The Company is not an "investment company," as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (aa) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (ab) None of the Company, any Subsidiary or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the























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                                       --

     Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

               (ac) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Shares and listed on a national securities exchange registered under
     Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

               (ad) Chancellor Radio Broadcasting has all requisite corporate power and authority to consummate the Colfax Acquisition and the New Credit Agreement. No consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is
                                                             ---
     required for the performance of the Colfax Acquisition and the New Credit Agreement by Chancellor Radio Broadcasting or the consummation by Chancellor Radio Broadcasting of the transactions contemplated thereby. In addition, no consent, approval, authorization or order of any court or governmental agency or body (except for such consents, approvals or authorizations as are required by the FCC or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) is required for the performance by Chancellor Radio Broadcasting of the transactions contemplated by the Pending Agreements and the Company has no reasonable basis to believe that the transactions contemplated by the Pending Agreements will not be consummated in accordance with their terms.

               3.   Purchase, Sale and Delivery of the Securities.
                    ---------------------------------------------
               (a) On the basis of the representations, warranties, agreements and covenants herein contained herein and subject to the terms and conditions herein set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers severally agrees to purchase from the Company, at a price of $48.25 per share, the number of Shares set forth opposite their respective names on Schedule A hereto. The obligations of the Initial Purchasers under this Agreement are several and not joint.

               (b) Upon the basis of the representations, warranties, agreements and covenants contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the Initial Purchasers, and the Initial Purchasers shall have the right to purchase from the Company, solely for the purpose of covering over-allotments in connection with sales of the Firm Shares, at the purchase price per share, pursuant to an

                                       --

     option (the "over-allotment option") which may be exercised at any
                  ---------------------
     time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the Final Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading), up to an aggregate of 300,000 Additional Shares. Upon the exercise of the over-allotment option, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the aggregate number of Additional Shares to be sold by the Company upon such exercise of the over-allotment option as the number of Firm Shares set forth opposite the name of such Initial Purchaser in
     Schedule I hereto bears to the aggregate number of Firm Shares.

               Delivery of and payment for the Firm Shares shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York on or about 9:00 A.M., New York City time, on January 23, 1997 (the Company having requested, and the Initial Purchasers having agreed to such date in order for certain conditions to the Initial Purchasers' obligations to be able to be satisfied) or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." Delivery to the Initial
                                ------------
     Purchasers of and payment for any Additional Shares to be purchased by the Initial Purchasers shall be made at the aforementioned office of Cahill Gordon & Reindel at such time on such date (the "Option Closing
                                                             --------------
     Date"), which may be the same as the Closing  Date but shall in no
     ----
     event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Initial Purchasers to the Company of the Initial Purchasers' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company. One or more certificates in definitive form for the Firm Shares and any Additional Shares that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date or any Option Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the pur-chase price therefor, by wire transfer payable to or upon the order of

                                       --

     the Company in immediately available funds. The Company will make such certificate or certificates for the Firm Shares and any Additional Shares available for checking and packaging by the Initial Purchasers at the offices in New York, New York of BT Securities Corporation at least 24 hours prior to the Closing Date or the Option Closing Date.

               4.   Offering by the Initial Purchasers.  The Initial
                    ----------------------------------
     Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

               5.   Covenants of the Company.  The Company covenants and
                    ------------------------
     agrees with the Initial Purchasers that:

               (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time, prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

               (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided,
                                                             --------
      however, that in connection therewith the Company shall be required
      -------
     to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

               (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Shares, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum

                                       --

     in order to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the Company's expense, an amendment to the Final Memorandum that corrects such statement or omission or effects such compliance.

               (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers, as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

               (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

               (f) For and during the five-year period ending on the fifth anniversary of this Agreement, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

               (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

               (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

               (i) Except in connection with the Registration Rights Agreement, the Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                                       --

               (j) For so long as any of the Shares remain outstanding, the Company will make available at its expense, upon request, to any holder of such Shares and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

               (k) The Company will use its best efforts to (i) permit the Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market"), (ii) permit the Shares to be eligible for clearance
      -------------
     and settlement through The Depository Trust Company and (iii) have the shares of Common Stock issuable upon conversion of the Shares listed, subject to official notice of issuance, on NASDAQ prior to or concurrently with the Closing Date.

               6.   Expenses.  The Company agrees to pay the following
                    --------
     costs and expenses and all other costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company,
     (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of any certificates evidencing the Shares, including transfer agent's fees, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto and (vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers, the Company will reimburse the

                                       --

     Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

               7.   Conditions of the Initial Purchasers' Obligations.  The
                    -------------------------------------------------
      obligations of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the following conditions:

               (a) The Initial Purchasers shall have received opinions in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, dated the Closing Date, of (i) Weil, Gotshal & Manges LLP, counsel for the Company, substantially in the form of Exhibit A-1 hereto and (ii) Leibowitz & Associates, regulatory counsel for the Company, substantially in the form of Exhibit A-2 hereto.

               (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

               (c) The Initial Purchasers shall have received from each of Coopers & Lybrand L.L.P., independent public accountants for the Company, and Arthur Andersen LLP, independent public accountants for Colfax, letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

               (d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as to a certain date); the Company shall have performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no material adverse

                                       --

     change in the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, except as set forth in, or contemplated by, the Final Memorandum.

               (e) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority (including, without limitation, the FCC).

               (f) Subsequent to the respective dates as of which information is given in the Final Memorandum, except in each case as described in or as contemplated by the Final Memorandum, the Company and the Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries taken as a whole, or entered into any transactions that are material to the business, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole, and there shall not have been any change in the capital stock or long-term indebtedness of the Company that is material to the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole.

               (g) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company by its President and Chief Executive Officer and Senior Vice President and Chief Financial Officer to the effect that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made to a certain date), and the Company has performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                (ii) Subsequent to the respective dates as of which information is given in the Final Memorandum, there has not been any material adverse change in the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole;

                                       --

               (iii) Subsequent to the respective dates as of which information is given in the Final Memorandum, except in each case as described in or as contemplated by the Final Memorandum, none of the Company or any Subsidiary has incurred any liabilities or obligations, direct or contingent that are material to the Company or the Subsidiaries taken as a whole, or entered into any transactions that are material to the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, and there has been no change in the capital stock or long-term indebtedness of the Company that is material to the business, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole; and

                (iv) The issuance and sale of the Securities by the Company has not been enjoined (temporarily or permanently).

                  (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (i) The closing under the New Credit Agreement and the completion of the offering by Chancellor Radio Broadcasting of its Exchangeable Preferred Stock shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (j) The Colfax Acquisition shall have been consummated on or prior to the Closing Date.

                  (k) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

                                       --

                  8.   Offering of Securities; Restrictions on Transfer.
                       ------------------------------------------------
     Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be accredited investors, as defined in Rule 501(a)(1),
     (2), (3) or (7) promulgated under the Act that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers,"
                                                  ------------------
     which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however,
                                                         --------  -------
      that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

                  9.   Indemnification and Contribution.  (a)  The Company
                       --------------------------------
     agrees to indemnify and hold harmless each of you and each other Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except

                                       --

     insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of any Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in
                --------  -------
     this paragraph (a) with respect to the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum and such Initial Purchaser sold Shares to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Final Memorandum (as then supplemented) if the Company has previously furnished sufficient copies thereof to the several Initial Purchasers. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Initial Purchaser or any person controlling any Initial Purchaser in respect of which indemnity may be sought against the Company, any such Initial Purchaser or any such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or such controlling person and the indemnifying parties and such Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or

                                       --

     not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Initial Purchasers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Initial Purchaser, to the extent provided in paragraph
     (a) hereof, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Memorandum or Final Memorandum, or any supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Preliminary Memorandum or Final Memorandum, or supplement thereto, and in respect of which indemnity may be sought against any Initial Purchaser pursuant to this paragraph
     (c), such Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial

                                       --

     Purchaser's expense), and the Company, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

                  (d) If the indemnification provided for in this Section 9 is unenforceable although available by its terms to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Memorandum; provided that, in the event that the Initial Purchasers
                 --------
     shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Initial Purchasers from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the discounts and commissions received by the Initial Purchasers from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Final Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information

                                       --

     and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
     Section 9 were determined by a pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Shares purchased by it and sold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this
     Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party on a monthly basis. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of

                                       --

     (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, the Company, its directors or officers or any person controlling the Company,
     (ii) acceptance of any Shares and payment therefor hereunder, and
     (iii) any termination of this Agreement. A successor to any Initial Purchaser or any person controlling any Initial Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                  10.  Survival Clause.  The respective representations,
                       ---------------
     warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of
     (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9(a) hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11.  Termination.  (a)This Agreement may be terminated in
                       -----------
     the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                 (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited;

                (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal, state or other governmental authorities;

               (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or

                                       --

     continue the offering of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

                (iv) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b)  Termination of this Agreement pursuant to this
     Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12.  Notices.  All communications hereunder shall be in
                       -------
     writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to the Company at 12655 North Central Expressway, Suite 405, Dallas, Texas 75243,
     Attention:  Jacques Kerrest.

                  13.  Successors.  This Agreement shall inure to the
                       ----------
     benefit of and be binding upon the Initial Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in
     Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and
     (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

                  14.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF
                       --------------
     THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                  15.  Counterparts.  This Agreement may be executed in two
                       ------------
     or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16.  Default of Initial Purchasers.  If any Initial
                       -----------------------------
     Purchaser defaults in its obligations to purchase Securities hereunder and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser or the Company, except as provided in Sections 5 and 6. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchasers.

                                 Very truly yours,

                                 CHANCELLOR BROADCASTING COMPANY


                                 By:     /s/ STEVEN DINETZ
                                    ---------------------------------------
                                    Name:  Steven Dinetz
                                    Title: President and Chief Executive
                                           Office


     The foregoing Agreement is hereby
     confirmed and accepted as of the
     date first above written.

     SMITH BARNEY INC.

           /s/ AUTHORIZED SIGNATORY OF
     By:  SMITH BARNEY INC.
        -----------------------------------

     ALEX. BROWN & SONS INCORPORATED

           /s/ AUTHORIZED SIGNATORY OF
     By:  ALEX. BROWN & SONS INCORPORATED
        -----------------------------------

     BT SECURITIES CORPORATION

           /s/ AUTHORIZED SIGNATORY OF
     By:   BT SECURITIES CORPORATION
        -----------------------------------

     CREDIT SUISSE FIRST BOSTON CORPORATION

           /s/ AUTHORIZED SIGNATORY OF
     By:   CREDIT SUISSE FIRST BOSTON CORPORATION
        -----------------------------------------

     GOLDMAN, SACHS & CO.


           /s/ AUTHORIZED SIGNATORY OF
     By:   GOLDMAN, SACHS & CO.
        -----------------------------------

                                   SCHEDULE A




                  Underwriter                     Number of Shares
                  -----------                     ----------------

     Smith Barney Inc.   . . . . . . . . . . . .     800,000

     Alex. Brown & Sons Incorporated   . . . . .     300,000

     BT Securities Corporation   . . . . . . . .     300,000

     Credit Suisse First Boston
       Corporation   . . . . . . . . . . . . . .     300,000

     Goldman, Sachs & Co.  . . . . . . . . . . .     300,000
                                                     _________
          Total  . . . . . . . . . . . . . . . .     2,000,000

                                                     =========


                                   SCHEDULE B


                 Subsidiaries of Chancellor Broadcasting Company

                      Chancellor Radio Broadcasting Company
                    Chancellor Broadcasting Licensee Company
                          Trefoil Communications, Inc.
                           Shamrock Broadcasting Inc.
                          Shamrock Radio Licenses, Inc.
                 Shamrock Broadcasting Licenses of Denver, Inc.
                      Shamrock Broadcasting of Texas, Inc.